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                          INVESTMENT SUB-ADVISORY AGREEMENT
                        SEI INSTITUTIONAL INTERNATIONAL TRUST

     AGREEMENT made this 29th day of June, 1998, between SEI Investments Management Corporation, (the "Adviser") and Capital Guardian Trust Company (the "Sub-Adviser").

     WHEREAS, SEI Institutional International Trust, a Massachusetts business trust (the "Trust"), is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Adviser has entered into an Investment Advisory Agreement dated December 16, 1994 (the "Advisory Agreement") with the Trust, pursuant to which the Adviser will act as investment adviser to the International Equity Portfolio (the "Portfolio"), which is a series of the Trust; and

     WHEREAS, the Adviser, with the approval of the Trust, desires to retain the Sub-Adviser to provide investment advisory services to the Adviser in connection with the management of the Portfolio, and the Sub-Adviser is willing to render such investment advisory services.

     NOW, THEREFORE, the parties hereto agree as follows:

1. DUTIES OF THE SUB-ADVISER. Subject to supervision by the Adviser and the Trust's Board of Trustees, the Sub-Adviser shall manage all of the securities and other assets of the Portfolio entrusted to it hereunder (the "Assets"), including the purchase, retention and disposition of the Assets, in accordance with the Portfolio's investment objectives, policies and restrictions as stated in the Portfolio's prospectus and statement of additional information, as currently in effect and as amended or supplemented from time to time (referred to collectively as the "Prospectus"), and subject to the following:

(a) The Sub-Adviser shall, subject to the direction of the Adviser, determine from time to time what Assets will be purchased, retained or sold by the Portfolio, and what portion of the Assets will be invested or held uninvested in cash.

(b) In the performance of its duties and obligations under this Agreement, the Sub-Adviser shall act in conformity with the Trust's Declaration of Trust (as defined herein) and the Prospectus and with the instructions and directions of the Adviser and of the Board of Trustees of the Trust and will conform to and comply with the specific provisions of the 1940 Act, the Internal Revenue Code of 1986, and all other applicable federal and state laws and regulations, as each is amended from time to time as are identified as the Sub-Adviser's responsibility in the Portfolio's Compliance Manual to be mutually agreed upon by the Adviser and the Sub-Adviser.

(c) The Sub-Adviser shall determine the Assets to be purchased or sold by the Portfolio as provided in subparagraph (a) and will place orders with or through such persons, brokers or dealers to carry out the policy with respect to brokerage set forth in the Portfolio's

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     Registration Statement (as defined herein) and Prospectus or as the Board of Trustees or the Adviser may direct from time to time, in conformity with federal securities laws. In executing Portfolio transactions and selecting brokers or dealers, the Sub-Adviser will use its best efforts to seek on behalf of the Portfolio the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Adviser shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker-dealer to execute a particular transaction, the Sub-Adviser may also consider the brokerage and research services provided (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934). Consistent with any guidelines established by the Board of Trustees of the Trust, the Sub-Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Portfolio which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer - - viewed in terms of that particular transaction or terms of the overall responsibilities of the Sub-Adviser to the Portfolio. In addition, the Sub-Adviser is authorized to allocate purchase and sale orders for securities to brokers or dealers (including brokers and dealers that are affiliated with the Adviser, Sub-Adviser or the Trust's principal underwriter) to take into account the sale of shares of the Trust if the Sub-Adviser believes that the quality of the transaction and the commission are comparable to what they would be with other qualified firms. In no instance, however, will the Portfolio's Assets be purchased from or sold to the Adviser, Sub-Adviser, the Trust's principal underwriter, or any affiliated person of either the Trust, Adviser, the Sub-Adviser or the principal underwriter, acting as principal in the transaction, except to the extent permitted by the Securities and Exchange Commission ("SEC") and the 1940 Act. Adviser will periodically provide Sub-Adviser with a current list of all such affiliated persons, which list will be relied upon by Sub-Adviser.

(d) The Sub-Adviser shall maintain all books and records with respect to transactions involving the Assets required by subparagraphs (b)(5),
     (6), (7), (9), (10) and (11) and paragraph (f) of Rule 31a-1 under the 1940 Act. The Sub-Adviser shall provide to the Adviser or the Board of Trustees such periodic and special reports, balance sheets or financial information, and such other information with regard to its affairs as the Adviser or Board of Trustees may reasonably request.

     The Sub-Adviser shall keep the books and records relating to the Assets required to be maintained by the Sub-Adviser under this Agreement and shall timely furnish to the Adviser all information relating to the Sub-Adviser's services under this Agreement needed by the Adviser to keep the other books and records of the Portfolio required by Rule 31a-1 under the 1940 Act. The Sub-Adviser shall also furnish to the Adviser any other information relating to the Assets that is required to be filed by the Adviser or the Trust with the SEC or sent to shareholders under the 1940 Act (including the rules adopted thereunder) or any


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     exemptive or other relief that the Adviser or the Trust obtains from the
     SEC. The Sub-Adviser agrees that all records that it maintains on behalf of the Portfolio are property of the Portfolio and the Sub-Adviser will surrender promptly to the Portfolio any of such records upon the Portfolio's request; provided, however, that the Sub-Adviser may retain a copy of such records. In addition, for the duration of this Agreement, the Sub-Adviser shall preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by it pursuant to this Agreement, and shall transfer said records to any successor sub-adviser upon the termination of this Agreement (or, if there is no successor sub-adviser, to the Adviser).

(e) The Sub-Adviser shall provide the Portfolio's custodian on each business day with information relating to all transactions concerning the Portfolio's Assets and shall provide the Adviser with such information upon request of the Adviser.

(f) The investment management services provided by the Sub-Adviser under this Agreement are not to be deemed exclusive and the Sub-Adviser shall be free to render similar services to others, as long as such services do not impair the services rendered to the Adviser or the Trust.

(g) The Sub-Adviser shall promptly notify the Adviser of any financial condition that is likely to impair the Sub-Adviser's ability to fulfill its commitment under this Agreement.

(h) Provided that the Custodian timely provides all proxy materials to the Sub-Adviser, the Sub-Adviser shall review all proxy solicitation materials and be responsible for voting and handling all proxies in relation to the securities held in the Portfolio. The Adviser shall instruct the custodian and other parties providing services to the Portfolio to promptly forward misdirected proxies to the Sub-Adviser.

     Services to be furnished by the Sub-Adviser under this Agreement may be furnished through the medium of any of the Sub-Adviser's partners, officers or employees.

2. DUTIES OF THE ADVISER. The Adviser shall continue to have responsibility for all services to be provided to the Portfolio pursuant to the Advisory Agreement and shall oversee and review the Sub-Adviser's performance of its duties under this Agreement; provided, however, that in connection with its management of the Assets, nothing herein shall be construed to relieve the Sub-Adviser of responsibility for compliance with the Trust's Prospectus, the instructions and directions of the Board of Trustees of the Trust, and the specific provisions of the 1940 Act, the Internal Revenue Code of 1986, and all other applicable federal and state laws and regulations, as each is amended from time to time as are identified as the Sub-Adviser's responsibility in the Portfolio's Compliance Manual to be mutually agreed upon by the Adviser and the Sub-Adviser.

3. DELIVERY OF DOCUMENTS. The Adviser has furnished the Sub-Adviser with copies properly certified or authenticated of each of the following documents:


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(a)  The Trust's Agreement and Declaration of Trust, as filed with the
     Secretary of State of the Commonwealth of Massachusetts (such Agreement and Declaration of Trust, as in effect on the date of this Agreement and as amended from time to time, herein called the "Declaration of Trust");

(b) By-Laws of the Trust (such By-Laws, as in effect on the date of this Agreement and as amended from time to time, are herein called the "By-Laws");

(c)  Prospectus(es) of the Portfolio.

4. COMPENSATION TO THE SUB-ADVISER. For the services to be provided by the Sub-Adviser pursuant to this Agreement, the Adviser will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefor, a sub-advisory fee at the rate specified in the Schedule(s) which is attached hereto and made part of this Agreement. The fee will be calculated based on the average monthly market value of the Assets under the Sub-Adviser's management and will be paid to the Sub-Adviser monthly. Except as may otherwise be prohibited by law or regulation (including any then current SEC staff interpretation), the Sub-Adviser may, in its discretion and from time to time, waive a portion of its fee.

5. INDEMNIFICATION. Notwithstanding anything to the contrary herein, in the absence of willful misconduct, bad faith, negligence or reckless disregard of obligations and duties under this Agreement, the Sub-Adviser shall not be subject to liability to the Adviser for any act or omission in the course of rendering services under this Agreement.

     The Sub-Adviser agrees to indemnify and hold harmless the Adviser, any affiliated person within the meaning of Section 2(a)(3) of the 1940 Act ("affiliated person") of the Adviser (other than the Sub-Adviser) and each person, if any, who, within the meaning of Section 15 of the Securities
     Act of 1933 (the "1933 Act"), controls ("controlling person") the Adviser (collectively, the "Indemnified Adviser Parties") against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which the Adviser, or such affiliated person or controlling person may become subject under the 1933 Act, 1940 Act, the Investment Advisers Act of 1940 (the "Advisers Act"), or under any other statute, at common law or otherwise, which (1) may be based upon the willful misconduct, bad faith or negligence by the Sub-Adviser, any of its employees or representatives or any affiliate of or any person acting on behalf of the Sub-Adviser (it being understood that broker/dealers are not deemed to be acting on behalf of the Sub-Adviser) or (2) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering the shares of the Portfolio or any amendment thereof or any supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made with reasonable reliance upon written information furnished to the Adviser or the Portfolio, or any affiliated person of the Adviser or the Portfolio, by the Sub-Adviser or any affiliated person of the Sub-Adviser supplied for the express purpose of inclusion in such registration statement or prospectus; provided, however, that in no case is the Sub-Adviser's indemnity in favor of the Adviser or any affiliated person


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     or controlling person of the Adviser deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misconduct, bad faith or negligence in the performance of its duties or by reason of its reckless disregard of obligations and duties under this Agreement or under any law applicable to the Adviser.

     The Adviser agrees to indemnify and hold harmless the Sub-Adviser, its affiliates, and their respective directors, officers, employees and affiliated persons and controlling persons (collectively, the "Indemnified Sub-Adviser Parties") against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which any of the Indemnified Sub-Adviser Parties may become subject under the 1933 Act, 1940 Act, the Advisers Act, or under any other statute, at common law or otherwise which does not require the Sub-Adviser to provide an indemnity under the previous paragraph, provided that none of the Indemnified Sub-Adviser Party has acted in a manner that involves willful misconduct, bad faith or negligence in the performance of its duties or by reason of its reckless disregard of obligations and duties under this Agreement or under any law applicable to the Sub-Adviser.

     In order to provide for just and equitable contribution in circumstances in which the indemnities provided above are for any reason unenforceable or unavailable to or otherwise insufficient to hold harmless an indemnified party, the Indemnified Adviser Parties and the Indemnified Sub-Adviser Parties shall contribute to the aggregate losses, claims, damages, liabilities and legal and other expenses based upon the relative fault of the Indemnified Adviser Parties and the Indemnified Sub-Adviser Parties shall be determined by reference to amongst other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or alleged inaccurate representation and or warranty relates to information supplied by the Indemnified Adviser Parties or the Indemnified Sub-Adviser Parties.

6. DURATION AND TERMINATION. This Agreement shall become effective upon its approval by the Trust's Board of Trustees and by the vote of a majority of the outstanding voting securities of the Portfolio; provided, however, that at any time the Adviser shall have obtained exemptive relief from the Securities and Exchange Commission permitting it to engage a Sub-Adviser without first obtaining approval of the Agreement from a majority of the outstanding voting securities of the Portfolio(s) involved, the Agreement shall become effective upon its approval by the Trust's Board of Trustees. Any Sub-Adviser so selected and approved shall be without the protection accorded by shareholder approval of an investment adviser's receipt of compensation under Section 36(b) of the 1940 Act.

     This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as continuance is specifically approved at least annually in conformance with the 1940 Act; provided, however, that this Agreement may be terminated with respect to the Portfolio (a) by the Portfolio at any time, without the payment of any penalty, by the vote of a majority of Trustees of the Trust or by the vote of a majority of the outstanding voting securities of the Portfolio, (b) by the Adviser at any time, without the payment of any penalty, on not more than 60 days' nor less than 30 days' written notice to the Sub-Adviser,


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     or (c) by the Sub-Adviser at any time, without the payment of any penalty, on 90 days' written notice to the Adviser. This Agreement shall terminate automatically and immediately in the event of its assignment, or in the event of a termination of the Adviser's agreement with the Trust. As used in this Section 6, the terms "assignment" and "vote of a majority of the outstanding voting securities" shall have the respective meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to such exceptions as may be granted by the SEC under the 1940 Act.

7. GOVERNING LAW. This Agreement shall be governed by the internal laws of the Commonwealth of Massachusetts, without regard to conflict of law principles; provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act.

8. SEVERABILITY. Should any part of this Agreement be held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

9. NOTICE: Any notice, advice or report to be given pursuant to this Agreement shall be deemed sufficient if delivered or mailed by registered, certified or overnight mail, postage prepaid addressed by the party giving notice to the other party at the last address furnished by the other party:

     To the Adviser at:                 SEI Investments Management Corporation
                                        One Freedom Valley Road
                                        Oaks, PA 19456
                                        Attention: Legal Department

     To the Sub-Adviser at:             Capital Guardian Trust Company
                                        333 South Hope Street
                                        Los Angeles, CA 90071
                                        Attention: Treasurer

10. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to this Agreement's subject matter. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

11. ADVISER'S REPRESENTATIONS. The Adviser hereby warrants and represents to the Sub-Adviser that (a) it has obtained all applicable licenses, permits, registrations and approvals that may be required in order to serve in its designated capacities with respect to the Trust, and shall continue to keep current such licenses, permits, registrations and approvals for so long as this Agreement is in effect; (b) it is not prohibited by the 1940 Act or other applicable laws and regulations from performing the services contemplated by this Agreement; (c) it will immediately notify the Sub-Adviser of the occurrence of any event that would disqualify it


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     from serving in its designated capacities with respect to the Trust; and
     (d) this Agreement has been duly and validly authorized, executed and delivered on behalf of the Adviser and is valid and binding Agreement of the Adviser enforceable in accordance with its terms.

12. USE OF NAME. The parties agree that the name "Capital Guardian Trust Company", the names of the Sub-Adviser's affiliates within The Capital Group Companies, Inc., and any derivative or logo or trade or service mark, are the valuable property of the Sub-Adviser and its affiliates. The Trust and the Adviser shall have the right to use such name(s), derivatives, logos, trade or service marks only with the prior written approval of the Sub-Adviser, which approval shall not be unreasonably withheld so long as this Agreement is in effect. Upon termination of this Agreement, the Trust and the Adviser shall forthwith cease to use such name(s), derivatives, logos, trade or service marks. The Trust and the Adviser agree that they will review with the Sub-Adviser any advertisement, sales literature or notice prior to its use that makes reference to the Sub-Adviser so that the Sub-Adviser may review the context in which it is referred to, it being agreed that the Sub-Adviser shall have no responsibility to ensure the adequacy of the form or content of such materials for purposes of the 1940 Act or other applicable laws and regulations. If the Trust, or the Adviser makes any unauthorized use of the Sub-Adviser's name(s), derivatives, logos, trade or service marks, the parties acknowledge that the Sub-Adviser shall suffer irreparable harm for which monetary damages are inadequate and thus, the Sub-Adviser shall be entitled to injunctive relief.

     A copy of the Declaration of Trust is on file with the Secretary of State of the Commonwealth of Massachusetts, and notice is hereby given that the obligations of this instrument are not binding upon any of the Trustees, officers or shareholders of the Portfolio or the Trust.

     Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first written above.

SEI INVESTMENTS MANAGEMENT CORPORATION  CAPITAL GUARDIAN TRUST COMPANY

By:    /s/ Kevin P. Robins               By:    /s/ Robert A. Conroy    6/26/98
      ---------------------------------         -------------------------------
Name:  Kevin P. Robins                   Name:  Robert A. Conroy
      ---------------------------------         -------------------------------
Title: Vice President                    Title: Senior Vice President & Counsel
      ---------------------------------         -------------------------------


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                                     SCHEDULE A
                                       TO THE
                               SUB-ADVISORY AGREEMENT
                                      BETWEEN
                       SEI INVESTMENTS MANAGEMENT CORPORATION
                                        AND
                           CAPITAL GUARDIAN TRUST COMPANY




Pursuant to Article 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional International Trust
International Equity Portfolio          .75% of the first $25 million
                                        .60% of the next $25 million
                                        .425% of the next $200 million
                                        .375% on assets over $250 million


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